Exhibit 10.1

                                                           No.____________
EQUIPMENT LEASE

Lessor:                 Malahat Energy Corporation

Lessee:                 __________________________

Billing Address:________________          Delivery Address:_______________
Street/Suite:___________________          Street/Suite:___________________
City:___________________________          City:___________________________
Province/State:_________________          Province/State:_________________
Postal/Zip Code:________________          Postal/Zip Code:________________
Attention:______________________          Attention:______________________
Telephone #:____________________          Telephone #:____________________
Facsimile #:____________________          Facsimile #:____________________


Equipment:
__________________________________________________________________________
Item            |         Equipment         |         Serial Number
 #              |                           |
________________|___________________________|_____________________________
 1              |                           |
________________|___________________________|_____________________________
 2              |                           |
________________|___________________________|_____________________________
 3              |                           |
________________|___________________________|_____________________________
 4              |                           |
________________|___________________________|_____________________________



Term:     The term of this lease will be __________ months commencing on the
Commencement Date and expiring on the Expiry Date, unless terminated earlier pursuant to this lease.

Commencement Date:__________________    Expiry Date:_________________

Delivery and Installation Date:         __________________
Installation and Commissioning Cost:    $_________________

Supplements:                  Accepted
-----------                   --------
Genset Supplement             ________     Rent:            $__________/month
Maintenance Supplement        ________     Taxes on Rent:   $__________
Feedstock Supply Supplement   ________     Security Deposit:$__________

Lessee:                                    Lessor:
By:     Signature  ___________________     By:     Signature  _______________
        Print      ___________________             Print Name _______________

Title: ___________________                 Title: ___________________
Date:  ___________________                 Date:  ___________________

Lease Terms and Conditions

In consideration of their respective covenants set out below, Lessor and Lessee agree as follows:

ARTICLE 1 - DEFINITIONS AND INTERPRETATION

1.1 Definitions. Unless otherwise expressly provided, or unless the context otherwise requires, all capitalized words and phrases used in this lease shall have the following meanings and such meanings shall be equally applicable to both the singular and the plural forms of the terms defined:

(a) "Alteration" has the meaning specified in section 7.1.

(b) "Business Day" means a day which is not a Saturday or Sunday or a statutory holiday in the Province or State of the Delivery Address;

(c) "Commencement Date" has the meaning specified on the cover page;

(d) "Delivery Address" has the meaning specified on the cover page;

(e) "Delivery and Installation Date" has the meaning specified on the cover page;

(f) "Equipment" has the meaning specified on the cover page, including all parts, components, attachments and accessories thereto and all other property and assets from time to time subject to this lease, together with all attachments, replacements, alterations, repair parts and components and all intellectual property rights with respect to any of the foregoing;

(g) "Event of Default" has the meaning specified in Section 12.1;

(h) "Expiry Date" has the meaning specified on the cover page;

(i) "Force Majeure" means any event or occurrence not within the control of the party claiming force majeure and which by the exercise of due diligence such party is unable to prevent or overcome, including, without limitation the generality of the foregoing, any act of God, strikes, lockouts or other industrial disturbances, acts of the Queen's enemies, sabotage, wars, blockades, insurrections, riots, epidemics, landslides, lightning, earthquakes, floods, storms, fires, washouts, arrests, restraints of rulers and peoples, civil disturbances, explosions, and orders of any court, board or governmental authority having jurisdiction. A lack of funds or other financial cause specific to a party hereto shall not, in any circumstance be force majeure;

(j) "Installation and Commissioning Cost" means the amount specified on the cover page;

(k) "Lien" has the meaning specified in section 10.1;

(l) "Operating and Maintenance Manual" means Lessor's operating and maintenance manual for the Equipment;

(m) "person" includes an individual, corporation, trust, partnership, governmental authority and any other entity;

(n) "Prime Rate" means the rate of interest, expressed as a percentage per annum, declared from time to time by the main branch in Vancouver of the Royal Bank of Canada as its "prime rate", the intention being that the rate of interest hereunder shall fluctuate as and when such declared prime rate fluctuates;

(o) "Rent" means the amount specified on the cover page;

(p) "Security Deposit" has the meaning specified in section 3.8;

(q) "Stipulated Loss Value" for all or any part of the Equipment shall represent the replacement cost of all or any part of the Equipment;

(r) "Supplements" means those of the Supplemental Agreements specified on the cover page accepted by Lessee from time to time during the Term, which Supplemental Agreements are each evidenced by a further agreement in writing between the parties;

(s) "Taxes" means any and all taxes, rates, duties, assessments, levies, license and registration fees and other public charges (excluding only federal and provincial or state taxes on net income or capital of Lessor and provincial, state or municipal place of business taxes and other similar taxes in respect of Lessor or its property other than the Equipment) which may at any time be charged or assessed directly or indirectly with respect to this lease or the Equipment, or Lessor's or Lessee's interest therein, or with respect to the use, leasing or operation of the Equipment, and all interest and applicable penalties with respect thereto, whether assessed, levied or charged by any municipal, provincial, state or federal government, and school board or any other public body;

(t) "Term" has the meaning specified on the cover page;

(u) "this lease", "herein", "hereunder", hereof" and similar terms refer to this lease as a whole and all Supplements accepted by the Lessee as indicated on the cover page, and not to any particular article, section, schedule or other subdivision of this lease.

(v) "Waste" means any exhaust, mineral salts, residual ash or other solids, liquids or gases arising out of or in connection with, or resulting from the Equipment excluding materials obtained from the scrubbers to be recycled through the Equipment.

1.2 Interpretation

(a) In this lease, the singular includes the plural, the plural includes the singular, and any gender includes the other genders.

(b) References in this lease to an article, section, schedule or other subdivision are to the corresponding article, section, schedule or other subdivision of this lease, unless otherwise indicated.

(c) The use of headings and the subdivision of this lease into articles, sections, schedules and other subdivisions are for convenience of reference only and shall not affect the interpretation of this lease.

(d) This lease shall be governed by and construed and interpreted in accordance with the laws of the Province of British Columbia and the laws of Canada applicable therein and each party hereby irrevocably agrees to the exclusive jurisdiction of the courts of the Province of British Columbia in respect of all matters which may arise in respect of this lease.

(e) Should any provisions of this lease be void or unenforceable it shall be severed from this lease and the remainder of this lease shall remain in full force and effect and shall be interpreted and construed as if the stricken provision had never formed part of this lease.

(f) All dollar amounts referred to in this lease refer to ______________ dollars.

(g) Except as contained in any Supplement accepted by the Lessee as indicated on the cover page, this lease constitutes the entire agreement between the parties with respect to the Equipment and its rental to and use by Lessee. Any discrepancy between the terms of this lease and a Supplement shall be resolved in favour of the Supplement. There are no other terms, conditions, obligations, representations or warranties on the part of either party, whether oral, written, express, implied, statutory or otherwise, governing or affecting the transaction contemplated in this lease or which may give rights to Lessee or restrict the remedies and rights of Lessor. Amendments to this lease must be in writing and executed by the parties hereto.

(h) The representations, warranties and covenants survive the expiration or sooner termination of the Term.

(i) The parties agree that the provisions of this lease have been negotiated by the parties and therefore the contra proferentum rule will not apply as a rule of construction of this lease.



ARTICLE 2  - LEASE

2.1 Lease and Term. Lessor leases to Lessee, and Lessee leases from Lessor the Equipment for the Term. This lease cannot be cancelled except as expressly provided herein.

2.2 Title. Title to the Equipment is and shall at all times remain vested in Lessor. This agreement is one of lease only. Lessee shall have no right, title or interest in the Equipment except the right to use and possess the same upon and subject to the terms and conditions contained in this lease. Lessor may, and Lessee shall if and as directed by Lessor, affix plates, tags or markings to the Equipment clearly indicating Lessor's ownership, and Lessee shall not remove, alter or conceal any such plates, tags or markings. Lessee shall defend Lessor's title against any contrary claim asserted during the Term or at any other time by any person claiming through or against Lessee or arising out of or related in any way to this lease or Lessee's possession or use of the Equipment.

2.3 Delivery. The Lessor shall, at the Lessee's expense, deliver the Equipment to the Delivery Address on the Delivery and Installation Date and pick-up from the Delivery Address and deliver the Equipment to a location of the Lessor's choice on the Expiry Date or sooner termination of the Term. Without limiting the generality of the foregoing, the Lessee shall pay all costs associated with the transportation of the Equipment to and from the Delivery Address.

ARTICLE 3  - LESSEE'S PAYMENT OBLIGATIONS

3.1 Installation and Commissioning Cost. The Lessee shall pay to the Lessor the Installation and Commissioning Cost upon successful installation and commissioning of the Equipment at the Delivery Address.

3.2 Rent. Lessee shall pay to Lessor Rent during the Term and the Rent together with applicable Taxes on Rent will be payable in advance on the first day of each month.

3.3 Taxes. Lessee shall promptly pay all Taxes, when due, to Lessor or to the proper governmental authority.

3.4 Interest. All Rent and other amounts from time to time owing under this lease not paid when due shall bear interest, from the due date to the date of payment at the Prime Rate plus 4% per annum, compounded monthly, both before and after demand, default and judgment, which amounts shall be payable on demand.

3.5 Net Lease. This lease is a net lease and every cost and expense existing or arising with respect to the Equipment, the delivery thereof or Lessee's lease, possession or use thereof and all Taxes shall be borne by Lessee. All Rent and other amounts from time to time owing hereunder are payable without abatement, withholding, set-off or reduction for any of the foregoing or for any claim or claims whatsoever which Lessee may assert against Lessor or against any other person for any reason, and whether arising under this lease or otherwise.

3.6 Manner and Place of Payment. All amounts to be paid by Lessee to Lessor hereunder shall be direct-deposited to such bank as Lessor shall designate in writing. If any such amount is due to be paid on a day other than a Business Day, such amount shall be payable on the next succeeding Business Day. Lessee acknowledges that any invoices for payments due under this lease sent to Lessee by Lessor shall be for Lessee's convenience only. Lessee's non-receipt of an invoice shall not relieve Lessee of its obligations to make any payment hereunder on the due date thereof.

3.7 Security Deposit. Lessee shall deposit with the Lessor the sum of two months Rent as a security deposit upon signing this lease (the "Security Deposit"), as security for the faithful performance by Lessee of all of its covenants and obligations hereunder, provided that

(a) the Lessor shall not be liable to the Lessee for interest on the Security Deposit;

(b) if any portion of the Rent is at any time overdue and unpaid, or if Lessee fails to keep and perform any terms, covenants or conditions pursuant to this lease, then Lessor may but shall not be obliged to, apply any portion of the Security Deposit for loss or damage sustained or suffered by Lessor for Lessee's breach. If the entire Security Deposit, or any portion if it, is appropriated and applied by Lessor, then Lessee will, upon demand, immediately remit to Lessor a sufficient amount in cash to restore the Security Deposit to the original sum deposited; and

(c) if Lessee complies with all of the terms, covenants and conditions and promptly pays all of the Rent and other amounts owing, the security deposit will be returned in full to Lessee within 60 days after the end of the Term. Lessor shall not be obliged to account to Lessee for any interest earned on the Security Deposit.

ARTICLE 4 - REPRESENTATIONS AND WARRANTIES

4.1 Lessor's Representations and Warranties. Lessor represents and warrants to Lessee that:

(a) Lessor is a corporation duly incorporated, organized, and validly existing under the laws of Canada and is duly qualified to own the Equipment and to lease it to Lessee as provided in this lease;

(b) Lessor has full power, authority and the legal right to enter into this lease and perform its obligations hereunder, and the execution and delivery by it of this lease and performance of its obligations hereunder have been duly authorized by all necessary corporate action on the part of Lessor and will not violate any provision of law or of the constating documents or by-laws of Lessor or result in a breach of or constitute a default under any agreement, indenture or other instrument to which Lessor is a party or by which Lessor or any of its property may be bound or affected;

(c) This lease constitutes a legal, valid and binding obligation of Lessor;
and

(d) The Equipment shall have the capacity to convert approximately 6.0 tons (metric) per day of biodegradable materials of the type as selected by the Lessor into syngas to generate energy, yielding an average equivalent range of 250 kilowatt hours per hour of energy.

4.2 Exclusions. Except as set forth in subsection 4.1, Lessor makes no representations or warranties in favour of Lessee, whether oral or written, express or implied, statutory or otherwise, with respect to Lessor, the Equipment, this lease or any other matter relating to this lease transaction. In that regard, and for greater certainty, Lessee acknowledges that (i) it has selected the Equipment without placing any reliance on Lessor or on Lessor's skill or judgment (ii) the Equipment is leased under this lease on an "as is" basis, (iii) there are no warranties, conditions, terms, representations or inducements, oral or written, express or implied, statutory or otherwise, made by or on behalf of Lessor or operating in favour of Lessee as to any aspect of the Equipment including, without limitation, as to its condition, operation, fitness for any particular purpose, durability or merchantability, or as to Lessor, this lease or any other matter related to this lease transaction, all of which are waived and excluded from this lease to the fullest extent permitted by applicable law, and Lessee agrees not to seek or claim the benefit thereof; and (iv) the sole fundamental obligation of Lessor under this lease is not to disturb the Lessee's quiet possession of the Equipment as long as Lessee is not in default under this lease.

4.3 Lessee's Representations and Warranties. Lessee represents and warrants to Lessor that:

(a) Lessee is a corporation duly incorporated, organized and validly existing under the laws of its jurisdiction of incorporation and is duly qualified and holds all necessary licences, approvals, certificates and permits to enable it to lease the Equipment from Lessor and to operate the same as contemplated in this lease;

(b) Lessee has full power, authority and the legal right to enter into this lease and perform its obligations hereunder, and the execution and delivery by it of this lease and performance of its obligations hereunder have been duly authorized by all necessary corporate action on the part of Lessee and will not violate any provision of law or of the constating documents or by-laws of Lessee or result in a breach of or constitute a default under any agreement, indenture or other instrument to which Lessee is a party or by which it or any of its property may be bound or affected, or permit any lender to accelerate or demand repayment of any material amount of indebtedness of Lessee;

(c) this lease constitutes a legal, valid and binding obligation of Lessee; and

(d) all consents, authorizations and approvals of third persons, if any, necessary with respect to this lease and to performance by Lessee of its obligations hereunder have been obtained.

ARTICLE 5 - USE

5.1 Location. Lessee shall keep the Equipment at the Delivery Address and shall not remove the Equipment from such location during the Term without Lessor's prior consent, which consent shall not be unreasonably or arbitrarily withheld or delayed.

5.2 Compliance With Laws. Lessee shall at all times and at its own expense comply with all applicable statutes, laws, regulations, orders and rules, including without limitation, regarding environmental matters, present or future, and the requirements of any insurance policies and underwriters relating to the ownership, lease, possession, use, operation, maintenance, alteration, storage, repair, delivery, return or other disposition of all and any part of the Equipment and Waste.

5.3 Maintenance, Use and Inspection.

(a) Lessee shall at all times and at its own expense, maintain the Equipment in good mechanical and working order, repair, condition and appearance (reasonable wear and tear from proper use only excepted). Lessee shall promptly make any and all necessary repairs and replacements, including repairs and replacements, to the Equipment, and shall furnish or obtain and install any and all parts, components, accessories and servicing required to keep the Equipment in the state required by this lease. Before undertaking any maintenance, repairs or replacements to the Equipment, Lessee shall first consult with Lessor, and to the extent authorized by Lessor, Lessee may undertake such maintenance, repairs or replacements by competent and duly qualified persons approved by Lessor. If the Lessor so chooses, the Lessor may at the Lessee's expense elect to undertake or engage others to undertake the necessary maintenance, repairs or replacements, in each case provided the Lessor ensures such maintenance, repairs or replacements are done promptly and with the minimum amount of disruption to the Lessee's business.

(b) Lessee shall ensure that the Equipment is not exposed to hazardous materials which may impair the efficiency or destroy the functionality of the Equipment. Lessee shall cause the Equipment to be operated by competent and duly qualified personnel only, and for proper business purposes, and in compliance with all of Lessor's recommendations and instructions in the Operating and Maintenance Manual and with all terms and provisions of this lease.

(a) (c) Lessor, its employees and agents shall have and be permitted to have access to the Equipment and the right to enter upon any lands or premises where any part of the Equipment may be located at any time and from time to time for the purpose of inspecting, maintaining, repairing or replacing the Equipment.

(a) Lessor shall notify the lessee promptly of updates to the operating and maintenance manual, if any, and lessee shall at all times maintain the contents of the operating and maintenance manual in good order.(d)

5.4 Removal of Waste. The Lessee shall own and be responsible for the removal and disposal of all Waste in compliance with Section 5.2.

5.5 Excess Energy. Lessee shall be responsible for obtaining all approvals and permits and shall bear all risk with respect to any sale of excess energy (including without limitation electricity, steam and synthesized gas) arising out of or in connection with or resulting from the Equipment.

ARTICLE 6 - GREENHOUSE GASES

6.1 Definitions. Unless otherwise expressly provided, or unless the context otherwise requires, all capitalized words and phrases used in this Article shall have the following meanings and such meanings shall be equally applicable to both the singular and the plural forms of the terms defined:

(a) "Convention" means the United Nations Framework Convention on Climate
Change.

(b) "ER" or "Emission Reduction" means a reduction, avoidance, sequestration or mitigation of GHG emissions;

(c) "ERB" or "Emission Reduction Benefits" means all rights, benefits, title and interest in and to, arising out of or in connection with, or resulting from, an ER, whether such right, benefit, title or interest is in existence as of the date of this lease or arises thereafter, including the period after the Term;

(d) "GHG" means carbon dioxide, methane, nitrous oxide, hydrofluorocarbons, perfluorocarbons, and any other gas substance that is the subject of the Convention and related protocols, treaties, agreements and instruments;

6.2 Ownership of Greenhouse Gas Emission Reductions. By signing this Agreement, Lessee transfers, surrenders and quit claims to Lessor all of Lessee's right, title and interest in any and all ERs and any and all ERBs arising therefrom, if any, arising out of or in any way related to the Equipment including without limitation, any and all ERs and ERBs arising from sale of excess energy by Lessee. Lessee agrees to take no action and to receive no benefit, credit or interest contrary to this Agreement or that in any way prejudices or impairs Lessor's ability to use or enjoy its right, title ,interest and benefits in any and all such ERs and ERBs.

6.3 Measurement and Verification ERs. Lessee shall, at Lessor's Cost, provide Lessor with access to such of the Lessee's books, records and other information both during and after the Term, as the Lessor may reasonably require to document,evidence or measure any and all ERs which may arise out of or are in any way related to the Equipment.

6.4 Further Assurances.

(a) At the request and cost of Lessor, Lessee shall from time to time, either before, during or after the Term of the lease, do all such acts and things as may be necessary to qualify all of the ERs which may arise out of or are in any way related to the Equipment for any available ERBs and, subject to subsection (b), to obtain and secure such ERBs forLessor.

(b) At the request and cost of Lessor, Lessee shall from time to time, both during and after the Term, execute and deliver or cause to be executed and delivered to Lessor all such further documents and instruments and do all such further acts and things as may be necessary for more perfectly and absolutely assigning, transferring and assuring to and vesting in Lessor good and marketable title to any and all ERs which may arise out of are in any way related to the Equipment and any and all ERBs arising therefrom.

ARTICLE 7  -ALTERATIONS, ADDITIONS AND IMPROVEMENTS

7.1 Alterations, Additions and Improvements.

(a) Lessor shall be entitled, at its expense, to make alterations, additions or improvements (each individually referred to as an "Alteration") to the Equipment provided the Lessor ensures such Alterations are done with the minimum amount of disruption to the Lessee's business..

(b) Lessor shall give Lessee prior written notice of any Alterations to the Equipment proposed to be made by it (repairs, replacements and maintenance of the nature contemplated by section 5.3 excepted). All Alterations shall upon the earlier of installation or completion become the property of, and the same are conveyed to, Lessor without requirement of any further act or formality, and thereafter all such Alterations shall for all purposes be and be deemed to be part of the Equipment. Lessee shall not be entitled to modify or remove any Alterations which become the property of Lessor. Lessor, its employees and agents shall have and be permitted to have access to the Equipment and the right to enter upon any lands or premises where any part of the Equipment may be located at any time and from time to time for the purpose of making Alterations to the Equipment

7.2 Lessee shall, if so requested by Lessor, execute and deliver to Lessor such bills of sale, assignments, deeds and other documents and instruments as may be requested by Lessor to evidence the ownership of Lessor of title in and to any Alterations which become the property of Lessor as contemplated in
Section 7.1.

ARTICLE 8 - LOSS, DAMAGE AND INSURANCE

8.1 Loss or Damage, Restoration and Rebuilding, Expropriation.

(a) Lessee assumes the entire risk of loss (including loss or interruption of use) of or damage to the Equipment from any cause whatsoever. No loss or damage (with the exception of loss or damage caused by the gross negligence or wilful misconduct of Lessor), shall affect or impair the obligations of Lessee under this lease including but not limited to the obligation to pay Rent unabated and without interruption, all of which shall continue in full force and effect subject to subsection 8.1(c).

(b) If the Equipment is destroyed, expropriated or confiscated, or is damaged so that it cannot reasonably be repaired (as determined by Lessor), Lessee shall promptly notify Lessor and Lessee shall pay to Lessor all amounts required by Lessor to replace the Equipment or the part so destroyed, or, at the Lessor's option, on the next Rent payment date pay to Lessor, including the Rent payment due on such date, the applicable Stipulated Loss Value for the Equipment or such part.

(c) Upon payment of the Stipulated Loss Value pursuant to subsection 8.1(b) in respect of the Equipment, and provided Lessee is not then in default hereunder, this Lease shall terminate. In the event that Lessee is required to pay Stipulated Loss Value in respect only of part of the Equipment, then following payment thereof Rent shall be adjusted to a lower amount as determined by Lessor.

8.2 Insurance. Lessee shall obtain and maintain, at its expense and for the duration of the Term, insurance against loss, damage or destruction of the Equipment and against such other risks as Lessor may reasonably require on such terms and against such risks in accordance with prudent business practices prevailing in the energy industry and having regard to the locations, age and character of the Equipment and with insurers acceptable to Lessor. Such insurance shall be in an amount not less than the Stipulated Loss Value from time to time of the Equipment as determined by the Lessor in its absolute discretion. Lessor shall have no obligation to insure against any loss, damage or liability whatsoever. All policies and all renewals thereof shall name Lessor and Lessee jointly as loss payees. Insurance proceeds for damage to or destruction of the Equipment shall be paid to Lessor to reimburse it for the costs of repair or replacement under Section 8.1, as the case may be, or applied towards satisfaction of Lessee's obligation to pay the Stipulated Loss Value of the Equipment.

8.3 Third Party Liability. Lessee shall insure at its expense both Lessor and Lessee against liability for all loss, damage, injury or death to persons or property arising directly or indirectly out of the possession, operation, delivery, return, storage or use of the Equipment during the Term or thereafter and prior to its return to Lessor, by whomsoever caused and whether or not caused by negligence under comprehensive general liability policies in such amounts and with such insurers as are acceptable to Lessor. Each liability policy maintained in accordance with this section 8.3 shall provide that all provisions thereof (except limits of liability) shall operate as if they were a separate policy covering each insured.

8.4 Proof of Insurance; Notice of Change. Certificates confirming existence of the insurance coverage required to be maintained by Lessee under sections
8.2 and 8.3 and all insurance policies shall be deposited with Lessor at all times and shall be provided to Lessor on before the Delivery and Installation Date, but Lessor shall not be deemed to have reviewed the same or the sufficiency thereof except where it has so confirmed in writing. Lessee shall give Lessor immediate notice of any reduction in the limits of liability or property insurance maintained by Lessee and of any notice of cancellation or termination, or of intent to cancel or terminate, in respect of any such policy. Each policy shall also require the insurer to give Lessor not less than 30 prior days notice of cancellation or termination. In the event of issuance of notice of cancellation or termination, Lessee shall immediately provide Lessor with satisfactory evidence of replacement insurance complying with this lease.

8.5 Failure to Perform Covenants. If Lessee fails to insure, to pay Taxes or to keep the Equipment and the respective interests of Lessor and Lessee therein free and clear of all claims, proceedings and Liens as required by this lease, or to perform or observe any other covenant or condition of this lease, then in addition to its other remedies, Lessor may, but shall not be obligated to pay to insure, pay Taxes, pay to discharge, release or vacate any adverse claim or Lien against all or any part of the Equipment or to release the Equipment from proceedings, or pay any other sum or otherwise take such steps and proceedings as may in its opinion be required to cure or partially cure any default by Lessee hereunder. The cost of such actions and all amounts so paid and incurred by or on behalf of Lessor shall be payable to Lessor on demand together with interest at the rate stated in section 3.4 from the date the same is paid by Lessor to the date of payment by Lessee.

ARTICLE 9 -INDEMNIFICATION AND EXCLUSION OF LIABILITY

9.1 Lessee's Indemnification. Lessee shall indemnify and hold harmless Lessor, its directors, officers, employees, shareholders, representatives, consultants and agents from any liability described in section 8.3 and any and all losses, claims, actions, suits, proceedings, costs, expenses, damages and liabilities, including legal fees on a solicitor and his own client basis, arising out of, connected with, or resulting from the Equipment including those relating to the possession, use, lease, operation, maintenance, alteration, repair, delivery, storage, return or other disposition of all or any part of the Equipment, arising out of, connected with or resulting from harm or injury suffered by Lessee or its directors, officers, employees, shareholders, representatives and consultants, or from property damage or destruction and any breaches by Lessee of any of the representations, warranties, terms, covenants or conditions under this lease. This indemnity shall not be affected or terminated by virtue of the expiry of the Term or sooner termination of this Lease but shall remain in full force and effect until all obligations of Lessee to Lessor have been satisfied.

9.2 Lessor's Indemnification. Lessor shall indemnify and hold harmless Lessee, its directors, officers, employees, shareholders, representatives, consultants and agents from any and all losses, claims, actions, suits, proceedings, costs, expenses, damages and liabilities, including legal fees on a solicitor and his own client basis, arising out of, connected with, or resulting from any breaches by Lessor of any of the representations, warranties, terms, covenants or conditions under this lease.

9.3 Exclusion of Liability. Neither party shall be liable to the other party for indirect or consequential loss or for loss of profit, regardless of how the liability arises, including without limitation via negligence, gross negligence or breach of contract.

ARTICLE 10  - LIENS AND ENCUMBRANCES; RECORDATION AND FILING

10.1 Liens and Encumbrances. Lessee shall not at any time during the Term permit any builder's, laborer's, material supplier's or other similar lien or charge to stand against the whole or any part of the Equipment. In addition, at all times during the Term and so long as any amount owing hereunder shall remain unpaid, Lessee shall keep the Equipment free and clear of all other liens, charges, encumbrances, security interests, seizures and rights or claims of third parties of any kind or nature (any such lien, charge, encumbrance, security interest, seizure and third party right and claim of any kind or nature being referred to as a "Lien"), except for any Lien arising out of claims against the Lessor unrelated to this transaction and to the Equipment. Notwithstanding the foregoing Lessee may, upon written notice to Lessor, refrain from paying and discharging any Lien if:

(a) the amount, applicability or validity thereof is being contested by Lessee in good faith; and

(b) Lessee shall have deposited with Lessor or with a court having jurisdiction or with the appropriate governmental authority such amount by way of cash, certificates of deposit or other security, if any, as may be required by such court or governmental authority or by applicable law in order to permit Lessee to contest the same, and shall have provided to Lessor, if and whenever requested by Lessor, with evidence satisfactory to Lessor that the effect of such proceedings is to postpone or avoid the enforcement of the Lien and forfeiture of any part of the Equipment.

However, upon final determination of such proceedings Lessee shall immediately pay and satisfy all costs, penalties, interest or charges payable by it in connection with the Lien and such proceedings.

10.2 Recordation and Filing. Lessee shall at its own expense, do, execute, acknowledge or deliver all such further things, agreements, documents and conveyances as may from time to time be requested by Lessor to give effect to or better protect the rights of Lessor hereunder, including but not limited to completion of such public registrations of or with respect to this lease and Lessor's rights hereunder as Lessor may require. Lessor shall be permitted to file and re-file Personal Property Security financing statements or notices of similar effect with respect to the Equipment in all applicable jurisdictions.

ARTICLE 11  - RETURN OF EQUIPMENT

11.1 Time and Place of Return. At the end of the Term or sooner termination, and at Lessee's expense, Lessor shall pick up and return the Equipment to the Lessor's nearest manufacturing facility.

11.2 Equipment Return Condition. The Equipment shall be returned to Lessor at the end of the Term in the same condition it was in on the Commencement Date. If at the termination of this lease the Equipment is not in the condition required by this lease, Lessor may repair or replace the same or any part thereof as may in Lessor's judgement be necessary to place the Equipment in the required condition. Lessee shall pay the costs of all such repairs and replacements on demand with interest at the rate stated in section 3.4.

11.3 Quiet Enjoyment. So long as Lessee is not in default, Lessor shall not disturb Lessee's quiet enjoyment and possession of the Equipment during the Term except as may be permitted by this lease.

ARTICLE 12  - EVENTS OF DEFAULT AND REMEDIES

12.1 Events of Default. Each of the following shall constitute an event of default (an "Event of Default") under this lease:

(a) if any amount owing under this lease is past due;

(b) if Lessee assigns this lease or sublets, transfers, surrenders or loses possession (except by theft) of any of the Equipment, whether by seizure, expropriation, abandonment or otherwise;

(c) if Lessee makes an assignment for the benefit of creditors;

(d) if Lessee states in writing its inability to pay its debts as they fall due or demonstrates an intention to cease carrying on business;

(e) if a receiver, receiver-manager, trustee or similar official is appointed for Lessee or any of its property which appointment is not contested by Lessee or which, if contested, is not vacated within 30 days of the appointment;

(f) if a petition in bankruptcy or other proceeding or application for reorganization or liquidation of Lessee under any federal or provincial law is filed or commenced by or against Lessee which is not contested by Lessee or which, if contested, is not discharged within 30 days of filing;

(g) if Lessee suspends business, or transfers to one or more other entities all or a substantial part of Lessee's property, or seeks any proposal, arrangement or compromise with its creditors under the Bankruptcy Act applicable within its federal, state or provincial jurisidiction or any other statute or otherwise;

(h) if Lessee commits an act of bankruptcy;

(i) if Lessee fails to comply with or to perform any other term of this lease provided:

(i) Lessee has been given notice of such failure by or on behalf of Lessor and a period of 7 days has elapsed from the date of such notice without Lessee having cured the same, or

(ii) where by its nature such failure is capable of being cured but is not capable of cure within 7 days, Lessee has not proceeded diligently to cure such failure or, in any event, if such failure has not been cured within 14 days of such notice.

12.2 Consequences of Default; Remedies. Upon the occurrence of any Event of Default, Lessor may, subject to any provision of applicable law which cannot be waived:

(a) take any proceedings and pursue any remedies available to it under this lease, at law, equity or by statute to compel performance by Lessee of its obligations under this lease or to cure any default by Lessee and, or in the alternative, to recover damages;

(b) with or without terminating this lease, enter personally, or by agents or attorneys, upon any premises where the Equipment or any part thereof may be located and repossess all or any part of the Equipment without any prior or further demand, notice, court order or other process of law, and may use such force as may be lawful and as circumstances may require, and Lessee releases Lessor from all liability for damage occasioned by such repossession and agrees to indemnify and save Lessor harmless against all claims for such damage;

(c) as agent for Lessee, without terminating this lease and without in any way releasing Lessee from any of its obligations hereunder, re-lease the Equipment for such period and upon such terms as Lessor deems fit and apply the net proceeds of such re-leasing against amounts payable hereunder (including amounts payable under paragraph 12.2(f));

(d) elect to terminate this lease, in which event Lessor may dispose of the Equipment in whole or in part, whether by public sale, private sale, lease or otherwise, and at such time and place and upon such terms and conditions (including sale for deferred payments) as are commercially reasonable in the circumstances;

(e) recover from Lessee, and Lessee shall immediately pay to Lessor on demand, the difference between the total of rentals to be received by Lessor from any third party lessee of the Equipment for the balance of the Term, or the purchase price at a sale, lease or other disposition, as the case may be pursuant to paragraphs (c) or (d) above, and the total unpaid Rent which would have otherwise been payable hereunder for the balance of the Term, discounted at 5% to present value;

(f) recover from Lessee, and Lessee shall immediately pay to Lessor on demand, all costs incurred by Lessor in connection with the enforcement of its rights and remedies under this lease, including but not limited to costs incurred in selling, re-leasing or otherwise disposing of repossessed Equipment; and

(g) recover from Lessee, and Lessee shall immediately pay to Lessor on demand, interest on all sums referred to in paragraphs (a) through (f) at the rate stated in section 3.4 from the date of the Event of Default (or in the case of costs referred to in paragraph (f), from the date the same are incurred) until payment in full by Lessee.

12.3 Exercise of Remedies. The remedies specified in this lease are in addition to any other rights Lessor may have at law, equity or under this lease, and Lessor may exercise any one or more of such rights successively or concurrently, provided that Lessor may not be compensated twice for the same damages suffered by it.

ARTICLE 13 - FORCE MAJEURE

13.1 Force Majeure.

(a) If either party is prevented from or delayed in performing any of its obligations under this lease, in whole or in part, by reason of Force Majeure, such party shall be excused from performance for so long as and to the extent that Force Majeure shall so prevent such performance, provided that such party uses reasonable efforts to restore its ability to perform its obligations hereunder. Any party claiming Force Majeure will, with reasonable promptness, give to the other party notice of the cause of the Force Majeure and its expected duration.

(b) If the Lessee is wholly unable to operate the Equipment as a result of an event of Force Majeure, then for so long as the Equipment is inoperable and cannot be repaired or replaced as the Lessee may be obligated to do in accordance with the provisions of this lease, and only during such period, the Lessee's obligation to pay Rent and Taxes applicable to Rent shall be suspended.

(c) With the exception of 13.1(a) and (b), this lease shall not terminate and the obligations of Lessee shall not be affected by reason of any defect in or damage to all or any part of the Equipment, loss of possession or use of the Equipment in whole or in part from any cause whatsoever, the prohibition or other restriction against use of all or any part of the Equipment by Lessee or any other person, interference with such use by any person, the invalidity or unenforceability or lack of due authorization of this lease by Lessee or Lessor. It is the intention of the parties that Rent and all other amounts for which payment is provided or required in this lease shall continue to be payable as herein provided unless the Lessee's obligation to pay the same is terminated pursuant to an express provision of this lease.

ARTICLE 14 - MISCELLANEOUS

14.1 Notices. Any direction, notice or invoice that any party may be required or may desire to give to the other shall be in writing and shall be delivered or sent by facsimile or courier to the other party addressed as follows:

If to Lessor, then to:

Malahat Energy Corporation

                6473 - 64th Street
                Delta, British Columbia
                Canada V4K 4E2

Fax No.:        1-604-946-3098

Attention:      Ben Dulley

If to the Lessee, then to the Billing Address specified on the cover page.

Either of the parties may by notice to the other change its address. Any notice or invoice delivered or sent by facsimile or courier shall be deemed to have been received by the addressee on the Business Day after it was so delivered or sent by facsimile or courier. Notwithstanding the foregoing, invoices for Rent and other costs and expenses to be charged to Lessee may be sent by mail in which event such will be deemed received on the fourth day of such mailing.

14.2 Assignment.

(a) Lessee shall not assign any of its rights hereunder nor sublet, transfer, attach as a fixture to real property, nor deliver possession of (except for purposes of repair) the Equipment. No purported assignment, sub-letting, transfer, attachment nor delivery by Lessee in contravention of this subsection shall be of any effect as against Lessor. Lessee agrees that any change of control of Lessee shall be deemed to be an assignment by the Lessee, requiring the prior written consent of the Lessor. For the purposes of this paragraph, "change of control" means a change, directly or indirectly, of the control of the Lessee or of legal or beneficial ownership of more than 50% of the aggregate voting securities of the Lessee and "control" includes the right to exercise, directly or indirectly, a majority of the votes which may be cast at a general meeting of the Lessee or the right to elect or appoint, directly or indirectly, a majority of the directors of the Lessee.

(b) Lessor may assign its rights or transfer any of its obligations under this lease, or both, in whole or in part without notice to Lessee, provided that Lessee shall be bound by any such assignment according to its terms only upon receipt of notice thereof. Lessee shall in no event raise against any assignee of Lessor any claims Lessee may have against Lessor. Lessee accepts any assignment made by Lessor in favour of a third party and agrees to execute and deliver to any such assignee an acknowledgment or such other documentation including any hypothecation, financing or leasing documentation with respect to this lease as Lessor or its assignee may reasonable request.

14.3 Confidentiality. Lessee shall keep all workings of the Equipment, the Operating and Maintenance Manual, and all other documents and information provided by Lessor relating to the Equipment confidential.

14.4 No Waiver Operates to Waive Future Defaults. No covenant or condition of this lease to be performed or observed by Lessee can be waived except by written consent of Lessor. Forbearance by Lessor in any regard shall not constitute a waiver. Until complete performance or observance by Lessee of each covenant or condition, Lessor shall be entitled to invoke any remedy available to Lessor under this lease and at law or equity, despite any prior forbearance. No waiver of a single default shall be deemed a waiver of any other, nor shall any single or partial exercise of any remedy preclude any further exercise thereof or of any other remedy of Lessor.

14.5 Lessee's Waiver. Except as may be prohibited by law, and to the extent the same extends to and relates to this lease as amended, modified or supplemented or any security collateral hereto, Lessee waives the benefit of all provisions of any applicable statutes and regulations which would in any manner affect, restrict or limit the rights of Lessor hereunder including, without limitation, as the same may be amended, supplemented, re-enacted, substituted or replaced from time to time. Lessee also waives the right of any statutory exemption from execution or seizure, and the right to demand security for costs in the event of litigation.

14.6 Further Assurances. The parties shall execute and deliver such additional documents in form and substance mutually satisfactory to both parties, and shall cause such additional action to be taken as, in the reasonable opinion of the other party, may be necessary or desirable to fully effect, evidence or carry out the provisions of this lease and the transactions contemplated.

14.7 Enurement. This Agreement shall be binding upon and enure to the benefit of the parties hereto and their respective successors and permitted assigns.

14.8 Counterparts and Facsimiles. This Agreement may be executed in one or more counterparts, in original form or by electronic facsimile, each of which shall be deemed to be an original and all of which taken together shall be deemed to constitute one and the same instrument, with the same effect as if the signatures thereto were upon the same instrument.

14.9 Time of Essence. Time is of the essence of this lease and of the terms and conditions hereof.